EXHIBIT 16.1

Murrell, Hall, McIntosh & Co. PLLP
2601 NW Expressway, Suite 700E
Oklahoma City, Oklahoma 73112

June 6, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read Item 4.01 of Current Report on Form 8-K of Great China International Holdings, Inc. (Commission File No. 0-23015) dated June 6, 2007 and are in agreement with the statements contained in Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained in the Current Report.

Sincerely,

/s/ Murrell, Hall, McIntosh & Co., PLLP

Murrell, Hall, McIntosh & Co., PLLP
Oklahoma City, Oklahoma